Exhibit 10.1

SECURED PROMISSORY NOTE

OF

SPINE INJURY SOLUTIONS, INC.

FOR VALUE RECEIVED, SPINE INJURY SOLUTIONS, INC., a Delaware corporation with its principal office located at 5151 Mitchelldale, Suite A2, Houston, Texas, 77092 (the “Company”), unconditionally promises to pay to PETER DALRYMPLE, whose address is 13451 Belhaven Dr., Houston, Texas, 77069, or the registered assignee, upon presentation of this Secured Promissory Note (the “Promissory Note”) by the registered holder hereof (the “Holder”) at the office of the Company, the principal sum of $610,000 (the “Principal Amount”), together with any accrued and unpaid interest thereon, subject to the terms and conditions set forth below, on August 31, 2021 (the “Maturity Date”), if not sooner paid. The effective date of execution and issuance of this Promissory Note is August 31, 2020 (“Original Issue Date”).

The following terms shall apply to this Promissory Note:

1.     Schedule for Payment of Principal and Interest. The Company shall pay to the Holder 11 monthly payments of interest only on the Principal Amount outstanding hereunder, in cash, in arrears, at the rate of 6% per annum from the Original Issuance Date, commencing on October 1, 2020, and continuing thereafter on the 1st day of each successive month throughout the term of this Promissory Note. On the Maturity Date, the Company shall pay the Holder one balloon payment of the entire outstanding Principal Amount of this Promissory Note plus any accrued and unpaid interest thereon.

2.     Payment. Payment of any sums due to the Holder under the terms of this Promissory Note shall be made in United States Dollars by check or wire transfer at the option of the Company. Payment shall be made at the address last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas (“Business Day”). The forwarding of such funds shall constitute a payment of outstanding principal and/or interest hereunder and shall satisfy and discharge the liability for principal and interest on this Promissory Note to the extent of the sum represented by such payment.

3.     Security for Payment. This Promissory Note is secured by (i) all accounts receivables of the Company and (ii) a pledge of 100% of the issued and outstanding common stock of Quad Video Halo, Inc., a Texas corporation and wholly-owned subsidiary of the Company, as set forth in the Security Agreement entered into between the parties of even date herewith (the “Collateral”).

4.     Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a)     Organization. The Company is validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted.

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(b)     Power and Authority. The Company has the requisite power to execute, deliver and perform this Promissory Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Promissory Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Promissory Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

5.     Events of Defaults and Remedies. Each of the following is deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay any installment of interest on the Promissory Note as and when due and payable and the continuance of any such failure for 15 days, (ii) the failure by the Company to pay all or any part of the principal on the Promissory Note when and as the same becomes due and payable, as set forth above, and the continuance of any such failure for 15 days, (iii) the failure by the Company to observe or perform any other covenant or agreement contained in the Promissory Note and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holder, (iv) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; or (v) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $2,000,000 and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $2,000,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the Principal Amount of the Promissory Note shall have already become due and payable, the Holder of the Promissory Note then outstanding, by notice in writing to the Company (an “Acceleration Notice”), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the Promissory Note without any declaration or other act on the part of the Holder. The Holder may rescind such acceleration if the existing Event of Default has been cured or waived.

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6.     Default Interest. The Company agrees that if the Company defaults in the payment of any payment required hereunder, whether payment of Principal Amount or interest, the Company promises to pay, on demand, interest on any such unpaid amounts, from the date the payment is due to the date of actual payment, at the rate (the “Default Rate”) of the lesser of (i) 12% per annum; and (ii) the maximum nonusurious rate permitted by applicable law.

7.     Limitation on Merger, Sale or Consolidation. The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Promissory Note.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Promissory Note with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Promissory Note, except as to any obligations that arise from or as a result of such transaction.

8.     No Personal Liability of Shareholders, Officers, Directors. No recourse shall be had for the payment of the Principal Amount or the interest on this Promissory Note, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Promissory Note supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

9.     Listing of Registered Holder of Promissory Note. This Promissory Note will be registered as to principal in the Holder's name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

10.     Holder of Promissory Note Not Deemed a Stockholder.     No Holder, in his capacity as Holder of this Promissory Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Promissory Note be construed to confer upon the Holder hereof, in his capacity as Holder, any of

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the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

11.     Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

12.     Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Promissory Note as described herein.

13.     Enforceability. In case any provision of this Promissory Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Promissory Note will not in any way be affected or impaired thereby.

14.     Intent to Comply with Usury Laws. In no event will the interest to be paid on this Promissory Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Promissory Note, in no event shall such Promissory Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas. If any excess of interest is unintentionally contracted for, charged or received under this Promissory Note, or in the event the maturity of the indebtedness evidenced by the Promissory Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Promissory Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Promissory Note, on the amount of the Principal Amount actually outstanding from time to time under this Promissory Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received

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under the Promissory Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Promissory Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Promissory Note.

15.     Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the Promissory Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in Harris County, Texas (the “Harris County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Harris County Courts, or that such Harris County Courts are improper or inconvenient venue for such proceeding.

16.     Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

17.     Lost or Mutilated Promissory Note. If this Promissory Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Promissory Note, or in lieu of or in substitution for a lost, stolen or destroyed Promissory Note, a new Promissory Note for the principal amount of this Promissory Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Promissory Note, and of the ownership hereof, reasonably satisfactory to the Company and if requested by the Company, indemnity also reasonably satisfactory to the Company.

18.     Entire Agreement; Headings. This Promissory Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Promissory Note.

19.     Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

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(a)     If to the Company, to it at the following address:

5151 Mitchelldale, Suite A2

Houston, Texas 77092

Attn: William F. Donovan

With a copy to:

Robert D. Axelrod

Axelrod & Smith

5300 Memorial Drive, Ste. 1000

Houston, Texas 77007

(b)     If to registered Holder, to it at the following address:

PETER DALRYMPLE

13451 Belhaven Dr.

Houston, Texas 77069

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, the date of actual receipt by the party to whom such notice is required to be given.

[Signature page follows.]

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IN WITNESS WHEREOF, Spine Injury Solutions, Inc. has caused this Promissory Note to be duly executed in its corporate name by the manual signature of its President.

Dated:     August 31, 2020.

Spine Injury Solutions, Inc.

By:                  /s/ William F. Donovan CEO

William F. Donovan, President and Chief Executive Officer

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